Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Oaktree Strategic Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated August 15, 2022

The Offer and withdrawal rights will expire on September 12, 2022 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on September 12, 2022, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail

DST Systems Inc.

Attn: Oaktree Strategic Credit Fund

P.O. Box 219790

Kansas City, MO 64121-9790

Overnight Mail

DST Systems Inc.

Attn: Oaktree Strategic Credit Fund

430 W 7th Street, Suite 219790

Kansas City, MO 64105-1407

Fax: 816-398-6662 (local); 833-623-2398 (toll-free) FOR ADDITIONAL INFORMATION CALL: 844-825-0488

You are responsible for confirming that this Notice of Withdrawal (this “Notice”) is received timely by DST Systems, Inc., the Fund’s transfer agent (the “Transfer Agent”). To assure good delivery, please send this Notice to the Transfer Agent and not to your financial advisor. If you fail to confirm receipt of this Notice with the Transfer Agent, there can be no assurance that your withdrawal will be honored by the Fund.

DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

(PAGE 1 of 2)

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

(PAGE 2 of 2)